Exhibit 99.2

QHS Healthcare, impulsado por QHSLab, Inc. (OTCQB: USAQ), abre sus puertas en Miami para ampliar el acceso a servicios de salud mental

Una iniciativa innovadora combina la plataforma digital de QHSLab con servicios presenciales de salud conductual para mejorar el acceso oportuno y eficaz a la atención.

MIAMI, FL, 8 de julio de 2025 (GLOBE NEWSWIRE) — QHSLab Inc. (la “Compañía”) (OTCQB: USAQ), una empresa de salud digital que impulsa la medicina personalizada mediante innovadoras herramientas de monitoreo de salud poblacional y diagnóstico dentro de la atención primaria, anunció hoy la apertura de su primer Centro de Salud Conductual QHS (QBHC) con marca compartida en Miami.

Anunciado por primera vez en una carta a los accionistas el 16 de diciembre de 2024, este centro insignia representa una colaboración de marca compartida entre QHSLab y Global Behavioral Healthcare Group Corp, operando como QHS Healthcare Miami. Su misión es ofrecer una experiencia de atención continua e integrada para los pacientes identificados durante visitas rutinarias de atención primaria como necesitados de intervenciones especializadas en medicina conductual y del comportamiento. La colaboración tiene como objetivo garantizar que los pacientes accedan de forma oportuna y eficaz a servicios psiquiátricos y de salud mental de alta calidad, cerrando una brecha crítica en la atención de salud mental de la comunidad. La clínica funcionará con la gama completa de herramientas de medicina digital de QHSLab, que incluyen automatización inteligente, optimización de flujos de trabajo, documentación adaptativa y soporte de decisiones asistido por IA, posicionando a QBHC como clínica modelo para el futuro de la salud conductual y un ejemplo de cómo la medicina digital puede mejorar la operación y los resultados para los pacientes.

“Esta iniciativa integrará tecnología moderna de monitoreo y evaluación basada en mediciones con la atención presencial de servicios psiquiátricos y de salud conductual,” comentó el Dr. Juan Oms, Director Médico de QHS Healthcare y Asesor Médico Psiquiátrico de QHSLab, Inc. “Estamos entusiasmados de ampliar el acceso a atención de salud mental de alta calidad, centrada en el paciente, para la comunidad de Miami, manteniendo la excelencia clínica y el cuidado compasivo. Con esta iniciativa estamos contemplamos un nuevo estándar para la atención de salud conductual en el área de Miami.”

Por otra parte, Troy Grogan, CEO de QHSLab, Inc., añadió:

“Los Centros de Salud Conductual QHS reforzarán nuestra misión de conectar a los pacientes con la atención adecuada en el momento adecuado. Este lanzamiento en Miami demuestra cómo las soluciones digitales de QHSLab pueden impulsar una red escalable de centros físicos, mejorando la participación del paciente, la continuidad de la atención y, en última instancia, los resultados. Es un hito importante para nuestros accionistas, creando nuevas fuentes de ingresos y apoyando mejoras significativas en la salud mental.”

Mientras, Ayesha Soto, CEO de QHS Healthcare, expresó:

“Nuestra misión en QHS Healthcare es ofrecer servicios de salud conductual accesibles, compasivos y basados en la evidencia a todos los pacientes que los necesiten. Asociarnos con QHSLab nos permite conectar nuestra atención presencial de alta calidad con tecnología digital avanzada, mejorando la forma en que identificamos, comprometemos y apoyamos a las personas con necesidades de salud mental. Nos sentimos honrados de servir a la comunidad de Miami a través de esta colaboración innovadora.”

El Dr. Marcos Sánchez González, MD, PhD, Vicepresidente de Asuntos Médicos y Científicos de QHSLab, Inc., comentó:

“Al combinar monitoreo basado en mediciones, intervenciones basadas en evidencia y una coordinación fluida de la atención, creemos que QHS Healthcare puede ofrecer un modelo ejemplar de salud conductual verdaderamente eficaz. Esto beneficia a los pacientes, las comunidades y así como también a nuestros socios.”

Valor para los accionistas

Para los accionistas de USAQ, el lanzamiento de los Centros de Salud Conductual QHS representa una oportunidad estratégica de crecimiento significativa. Este primer centro amplía las fuentes de ingresos de QHSLab más allá de su plataforma digital principal mediante la concesión de licencias de marca y procesos clínicos, al tiempo que mantiene el compromiso del paciente, el valor de la marca y la adopción de la tecnología en las comunidades locales. Al habilitar un modelo híbrido de atención, QHSLab se posiciona a la vanguardia de la prestación de salud conductual habilitada digitalmente.

Acerca de QHSLab, Inc.

QHSLab, Inc. (OTCQB: USAQ) es una empresa de tecnología médica y salud digital que ofrece soluciones de monitoreo remoto y salud conductual para ayudar a las prácticas de atención primaria a brindar atención basada en la evidencia, centrada en el paciente. Las soluciones de QHSLab mejoran la evaluación, optimizan la coordinación de la atención y ayudan a desbloquear nuevas oportunidades de reembolso, al tiempo que mejoran los resultados clínicos. Para más información, visite www.qhslab.com.

Acerca de QHS Healthcare

QHS Healthcare es una red de salud conductual de marca compartida impulsada por la tecnología de evaluación y coordinación de QHSLab. El centro combina servicios presenciales psiquiátricos y de salud conductual con herramientas digitales modernas, brindando atención accesible, de alta calidad y compasiva a las comunidades locales. Más información en www.qhshealthcareg.com.

Declaraciones prospectivas

Ciertos asuntos tratados en este comunicado de prensa constituyen “declaraciones prospectivas” destinadas a calificar para la protección legal establecida por la Ley de Reforma de Litigios sobre Valores Privados de 1995 (Private Securities Litigation Reform Act of 1995). En particular, las declaraciones de la Compañía relacionadas con tendencias en el mercado, ingresos futuros, productos futuros y resultados y adquisiciones potenciales son ejemplos de dichas declaraciones prospectivas. Las declaraciones prospectivas suelen identificarse con palabras como “puede,” “podría,” “cree,” “estima,” “objetivos,” “espera,” o “pretende,” así como otras palabras similares que expresan riesgos e incertidumbres. Estas declaraciones están sujetas a numerosos riesgos e incertidumbres, que incluyen, entre otros, el momento de introducción de nuevos productos, la discrepancia inherente entre resultados reales y estimaciones, proyecciones y previsiones realizadas por la gerencia, demoras regulatorias, cambios en la financiación y presupuestos gubernamentales, y otros factores, incluidos las condiciones económicas generales, que están fuera del control de la Compañía. Los factores aquí expuestos y aquellos expresados ocasionalmente en los documentos presentados por la Compañía ante la Comisión de Bolsa y Valores (Securities and Exchange Commission) podrían hacer que los resultados y desarrollos reales difieran sustancialmente de los expresados o implícitos en dichas declaraciones. Las declaraciones prospectivas se realizan únicamente a la fecha de este comunicado de prensa. La Compañía no asume ninguna obligación de actualizar públicamente dichas declaraciones prospectivas para reflejar eventos o circunstancias posteriores.

Contacto de Relaciones con Inversores:

Brett Maas, Socio Director, Hayden IR, LLC

brett@haydenir.com
646-536-7331
https://twitter.com/QHSLabInc